As filed with the Securities and Exchange Commission on December 2, 1999

                                    Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       HOME PROPERTIES OF NEW YORK, INC.
            (exact name of registrant as specified in its charter)

          MARYLAND                                         16-1455126
       (State or other jurisdiction                    (I.R.S. Employer
       of incorporation or organization)             Identification No.)

          850 Clinton Square, Rochester, New York               14604
           (Address of Principal Executive Offices)            (Zip Code)

             HOME PROPERTIES OF NEW YORK, INC. DEFERRED BONUS PLAN
                           (Full title of the Plan)

                            Ann M. McCormick, Esq.
                 Vice President, Secretary and General Counsel
                       Home Properties of New York, Inc.
                              850 Clinton Square
                          Rochester, New York  14604
                                (716) 546-4900
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:
                          Deborah McLean Quinn, Esq.
                               Nixon Peabody LLP
                              900 Clinton Square
                           Rochester, New York 14604
                                (716) 263-1000
________________________________________________________________________
      CALCULATION OF REGISTRATION FEE

                  Proposed          Proposed
Title of             Maximum        Maximum
Securities        Offering          Aggregate   Amount of
to be             Amount to be           price per    Offering    Registration
Registered(1)        Registered(1)       share(2)     Price(2)    Fee
-------------        -------------       ----------   ----------  ------------
Common Stock         100,000        $25.0625    $2,506,250.00     $661.65
$.01 par value

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Home Properties of New York, Inc. Deferred Bonus Plan.
(2)Inserted solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for the registrant's Common Stock on the New York Stock Exchange reported as of November 26, 1999.

Approximate date of commencement of the proposed issuance of the securities to the public: From time to time after the Registration Statement becomes effective.

                                    Part II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.     Incorporation of Certain Documents by Reference.

      The following documents which have been filed by Home Properties of New York, Inc. (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13 of the Securities Exchange Act of 1934.

      (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934 since December 31, 1998, including specifically, but not limited to, the Company's Form 8-Ks filed July 2, 1999 and July 30, 1999 and October 5, 1999 and Form 8-K/A filed July 29, 1999 and October 13, 1999, the Company's Quarterly Reports on Form 10-Q for the quarterly periods ending March 31, 1999 and June 30, 1999, the Company's Proxy Statement filed March 25, 1999 and the Company's Form 11-K filed June 30, 1999.

      (c) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under Section 12 of the Securities and Exchange Act, including all amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 4.     Description of Securities.

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

      Not Applicable.

Item 6.     Indemnification of Directors and Officers.

      The Company's officers and directors are and will be indemnified under Maryland law, the Articles of Incorporation of the Company and the Partnership Agreement ("Operating Partnership Agreement") of Home Properties of New York, L.P., a New York limited partnership of which the Company is the general partner (the "Operating Partnership"), against certain liabilities. The Articles of Incorporation require the Company to indemnify its directors and officers to the fullest extent permitted from time to time by the laws of Maryland. The Bylaws contain provisions which implement the indemnification provisions of the Articles of Incorporation.

      The Maryland General Corporation Law ("MGCL") permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. No amendment of the Articles of Incorporation of the Company shall limit or eliminate the right to indemnification provided with respect to acts or omissions occurring prior to such amendment or repeal. Maryland law permits the Company to provide indemnification to an officer to the same extent as a director, although additional indemnification may be provided if such officer is not also a director.

      The MGCL permits the articles of incorporation of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, subject to specified restrictions. The MGCL does not, however, permit the liability of directors and officers to the corporation or its stockholders to be limited to the extent that (1) it is proved that the person actually received an improper benefit or profit in money, property or services (to the extent such benefit or profit was received) or (2) a judgment or other final adjudication adverse to such person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Articles of Incorporation of the Company contain a provision consistent with the MGCL. No amendment of the Articles of Incorporation shall limit or eliminate the limitation of liability with respect to acts or omissions occurring prior to such amendment or repeal.

      The Operating Partnership Agreement also provides for indemnification of the Company and its officers and directors to the same extent indemnification is provided to officers and directors of the Company in its Articles of Incorporation, and limits the liability of the Company and its officers and directors to the Operating Partnership and its partners to the same extent liability of officers and directors of the Company to the Company and its stockholders is limited under the Company' Articles of Incorporation.

      The Company has entered into indemnification agreements with each of the Company's directors and certain of its officers. The indemnification agreements require, among other things, that the Company indemnify its directors and those officers to the fullest extent permitted by law, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements, and cover directors and officers under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Articles of Incorporation and the Bylaws and the Operating Partnership Agreement of the Operating Partnership, it provides greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides.

      The Company has purchased insurance under a policy that insures both the Company and its officers and directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Item 7.     Exemption from Registration Claimed.

            Not applicable.

Item 8.     Exhibits.

            See Exhibit Index.

Item 9.     Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i)      To include any prospectus required by
                     Section 10(a)(3) of the Securities Act of
                     1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with
                     respect to the plan of distribution not
                     previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on the 30th day of November, 1999.

                                    HOME PROPERTIES OF NEW YORK, INC.



                                          /s/ Norman Leenhouts
                                    By:   ------------------------------
                                          Norman P. Leenhouts
                                          Chairman and Co-Chief
                                          Executive Officer


                                          /s/ Nelson B. Leenhouts
                                    By:   ------------------------------
                                          Nelson B. Leenhouts
                                          President and Co-Chief
                                          Executive Officer


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Norman P. Leenhouts, Nelson B. Leenhouts, Richard J. Crossed and Amy L. Tait, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Norman P. Leenhouts       Director, Chairman      November 30, 1999
----------------------------- and Co-Chief Executive
       Norman P. Leenhouts    Officer (Principal
                              Executive Officer)

/s/ Nelson B. Leenhouts       Director, President     November 30, 1999
----------------------------- and Co-Chief Executive
      Nelson B. Leenhouts     Officer (Principal
                              Executive Officer)

/s/ Richard J. Crossed        Director, Executive     November 30, 1999
----------------------------- Vice President
      Richard J. Crossed

/s/ Amy L. Tait               Director, Executive     November 30, 1999
----------------------------- Vice President and
      Amy L. Tait             Chief Operating Officer

  /s/ David P. Gardner        Vice President,         November 30, 1999
----------------------------- Chief Financial
      David P. Gardner        Officer and Treasurer
                              (Principal Financial
                              and Accounting Officer)

  /s/ Burton S. August, Sr.   Director                November 30, 1999
-----------------------------
      Burton S. August, Sr.

  /s/ William Balderston, III Director                November 30, 1999
-----------------------------
      William Balderston, III

  /s/ Leonard F. Helbig, III  Director                November 30, 1999
-----------------------------
      Leonard F. Helbig, III

  /s/ Roger W. Kober          Director                November 30, 1999
-----------------------------
      Roger W. Kober


----------------------------- Director
      Albert Small

  /s/ Clifford W. Smith, Jr.  Director                November 30, 1999
-----------------------------
      Clifford W. Smith, Jr.

  /s/ Paul L. Smith           Director                November 30, 1999
-----------------------------
     Paul L. Smith

                                 EXHIBIT INDEX

Exhibit No.                Description                Location
--------------             --------------             -----------

3.1         Articles of Incorporation of Home     Incorporated by reference
            Properties of New York, Inc.           to Exhibit 3.1 to
                                                   Home Properties of New
                                                   York, Inc. Annual
                                                   Report on Form 10-K
                                                   for the fiscal year ended
                                                   December 31, 1997

3.2         Articles of Amendment and Restatement  Incorporated by
            of Articles of Incorporation of        reference to Exhibit 3.1
            Home Properties of New York, Inc.      to Home Properties of
                                                   New York, Inc. Registration
                                                   Statement on Form S-3
                                                   (No. 333- ) filed on
                                                   May 14, 1998
                                                   (the "Form S-3")

3.3        Articles of Amendment to Amended and   Incorporated by
            Restated Articles of Incorporation     reference to Exhibit 3.2 to
                                                   the S-3

3.4         Articles of Amendment to Amended and   Incorporated by
            Restated Articles of Incorporation     reference to Exhibit
                                                   99.1 to Home Properties of
                                                   New York, Inc. Interim
                                                   Report on Form 8-K,
                                                   filed on July 2, 1999


3.5         Amended and Restated By-laws of        Incorporated by
            Home Properties of New York, Inc.      reference to
                                                   Exhibit 3.1 to Home
                                                   Properties of
                                                   New York, Inc. Interim
                                                   Report on
                                                   Form 8-K filed on Januury
                                                   7, 1997

4.1        Home Properties Deferred Bonus          Incorporated by
           Plan                                    reference to Exh. 99.3 to
                                                   Home Properties of New
                                                   York, Inc.
                                                   Interim Report on Form 8-K,
                                                   filed July 2 1999

4.2       Amendment No. 1 to Home Deferred         Filed herewith
          Savings Plan, as amended

5.1       Opinion of Nixon Peabody LLP             Filed herewith
          as to legality of the Common Stock

23.1      Consent of Nixon Peabody LLP             Contained in opinion
                                                   filed as Exhibit 5
                                                   to this Registration
                                                   Statement

23.2      Consent of PricewaterhouseCoopers        Filed herewith
          LLP, independent accountants